UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	January 16, 2009

Las Vegas Gaming, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-30375	88-0392994
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

4000 W. Ali Baba Lane Suite D, Las Vegas, Nevada		89118
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:	702-871-7111

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.  Regulation FD Disclosure

Las Vegas Gaming, Inc. (the “Company”) has retained a financial advisor in an effort to raise up to $30.0 million through the private placement of preferred stock to support ongoing development and deployment of its proprietary PlayerVision® system.  There is no assurance that this capital raising effort will be successful.  The securities offered have not been and will not be registered under the Securities Act of 1933 and may not be offered or sold in the United States absent registration or an applicable exemption from registration.

The Company and its financial advisor plan to make presentations or provide materials to prospective investors which may include the information set forth herein.  The information includes among other things, certain of management’s plans for fiscal 2009.

By furnishing the information in this Form 8-K, the Company does not necessarily acknowledge its materiality.

The PlayerVision® application portfolio provides the keys to mastering four critical operations areas (service, marketing, entertainment and gaming).  Within each of these areas, we expect that casino operators will be able to attain a clear metric of financial performance that could significantly impact the customer’s bottom line in a way that provides a considerable margin to the recurring software licensing fee charged by the Company.  Based solely on the Company’s general knowledge of the gaming industry and without conducting any empirical analysis, the Company estimates that a casino operator could theoretically achieve as much as $12.48 per day of value per unit as a result of all of the PlayerVision® applications.

The Nevada Gaming Control Board is in the process of issuing final approval for the NumberVision® and WagerVision® applications of PlayerVision®, both of which are expected to begin beta test development at one or more MGM Mirage properties in February 2009.  The Company has installed, on an early adoption basis, the AdVision® and Live TV applications with five casinos and contemplates the installation of an additional 300 units at a tribal casino in Oregon.  The Company is also negotiating contracts to place 3,000+ units at two major Las Vegas Strip properties during the first half of 2009.

No assurance can be given that (i) the Company will receive regulatory approval of its NumberVision and WagerVision applications, (ii) PlayerVision® applications will significantly improve the per unit performance of a casino operators’ gaming machines, or (iii) the Company will be successful in its efforts to install 300 additional units with AdVision® and Live TV applications or to negotiate contracts to install 3,000+ additional units at two major Las Vegas Strip properties.

The information in this Form 8-K is summary information that is intended to be considered in the context of the Company’s Securities and Exchange Commission (“SEC”) filings and other public announcements that it may make, by press release or otherwise, from time to time.  The Company undertakes no duty or obligation to publicly update or revise the information contained in this Form 8-K, although it may do so from time to time in its management discretion.  Any such updating may be made through the filing of other reports or documents with the SEC, through press releases or through other public disclosure.

In accordance with General Instruction B.2 of this Form 8-K, the information presented herein shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”).

Certain Forward-Looking Statements

Information included in this Current Report on Form 8-K may contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act.  This information may involve known and unknown risks, uncertainties and other factors which may cause the Company’s actual results, performance or achievements to be materially different from future results, performance or achievements expressed or implied by any forward-looking statements, such as statements relating to the anticipated regulatory approval of PlayerVision® applications, the potential benefits and improvements attainable in a casino operator’s financial performance as a result of PlayerVision® applications, the anticipated growth potential and market acceptance of PlayerVision®, future sales and profitability of our PlayerVision® system and the performance and reliability of PlayerVision® in the market in a manner satisfactory to customer’s requirements.  Forward-looking statements, which involve assumptions and describe the Company’s future plans, strategies and expectations, are generally identifiable by use of the words “may,” “will,” “should,” “expect,” “anticipate,” “estimate,” “believe,” “intend” or “project” or the negative of these words or other variations on these words or comparable terminology.  These forward-looking statements are based on assumptions that may be incorrect, and there can be no assurance that any information included in these forward-looking statements will come to pass.  The Company’s actual results could differ materially from those expressed or implied by the forward-looking statements as a result of various factors.  Except as required by applicable laws, the Company undertakes no obligation to update publicly any forward-looking statements for any reason, even if new information becomes available or other events occur in the future.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LAS VEGAS GAMING, INC.

Date: January 16, 2009	By:	/s/ Bruce A. Shepard
Bruce A. Shepard Chief Financial Officer